Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Post Effective Amendment Number 1 to Registration No. 333-130049 and Registration Statement on Form S-8 of Bayou City Exploration, Inc. (formerly Blue Ridge Energy, Inc.) of our report dated March 10, 2006, which appears in the Annual Report on Form 10-KSB of Bayou City Exploration, Inc. for the year ended December 31, 2005.
/s/ Mountjoy & Bressler, LLP
Mountjoy & Bressler, LLP
2300 Waterfront Plaza
Louisville, KY 40202-4252
September 19, 2006

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